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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80370), (Form S-8 No. 33-92252), (Form S-8 No. 333-29195) and
(Form S-8 No. 333-39049), pertaining to the Stock Option Plan of Norton McNaughton, Inc. the Employee Stock Purchase Plan of Norton McNaughton, Inc., the Executive Stock Option Plan of Norton McNaughton, Inc. the ME Acquisition Corp. Bonus Plan for Senior Executives; and the Norton McNaughton, Inc. 1998 Long-Term Incentive Plan, the Norton McNaughton, Inc. Stock Option Plan for Non-Employee Directors and the Norton McNaughton, Inc. Option Bonus Plan for Senior Executives of JJ Acquisition Corp., respectively, of our report dated December 21, 1998, with respect to the consolidated financial statements and schedule of Norton McNaughton, Inc. included in this Annual report (Form 10-K) for the year ended October 31, 1998.



                                                   ERNST & YOUNG LLP



New York, New York
January 27, 1999